Exhibit 21.1
THE GREENBRIER COMPANIES, INC.
LIST OF SUBSIDIARIES
As of August 31, 2007

Names Under
	State of	Which Does
Name	Incorporation	Business
Autostack Company LLC	OR	N/A
Greenbrier-Concarril LLC	DE	N/A
Greenbrier Europe B.V.	Netherlands	N/A
Greenbrier Germany GmbH	Germany	N/A
Greenbrier Leasing Company LLC	OR	Greenbrier Intermodal
Greenbrier Leasing Limited	Nova Scotia, Canada	N/A
Greenbrier Leasing Limited Partner, LLC	DE	N/A
Greenbrier Management Services, LLC	DE	N/A
Greenbrier Leasing, L.P.	DE	N/A
Greenbrier Railcar LLC.	OR	N/A
Gunderson-Concarril, S.A. de C.V.	Mexico	N/A
Gunderson LLC	OR	N/A
Gunderson Marine LLC	OR	N/A
Gunderson Rail Services, LLC	OR	N/A
Greenbrier Railcar Leasing, Inc.	WA	N/A
TrentonWorks Limited	Nova Scotia, Canada	N/A
WagonySwidnica S.A.	Poland	N/A
Gunderson Specialty Products, LLC	DE	N/A
Ohio Castings Company, LLC	DE	N/A
Chicago Castings Company, LLC	DE	N/A
Alliance Castings Company, LLC	DE	N/A
Greenbrier – Gimsa, LLC	OR	N/A
Gunderson – Gimsa S de RL de CV	Mexico	N/A
Brandon Railroad LLC	OR	N/A
Meridian Rail Holding Corp.	DE	N/A
Meridian Rail Acquisition Corp.	DE	N/A
Meridian Rail Mexico City Corp.	DE	N/A
Mexico Meridian Rail Services, S.A. de CV Mexico	Mexico	N/A
Softronics, Inc.	OH	N/A